Exhibit 10.1

FORM OF AMENDMENT TO NOTE AND WARRANT

This AMENDMENT TO NOTE AND WARRANT (the “Amendment”), dated effective as of December 9, 2015 (the “Effective Date”), is made by and between REALSOURCE RESIDENTIAL, INC., a Nevada corporation (the “Company”), and _____________________ (the “Holder”).

A. On December 9, 2013, the Company issued to the Holder that certain 12% Series A Senior Convertible Promissory Note (the “Note”) in the principal amount of $____________;

B. On December 9, 2013, the Company issued to the Holder a Common Stock Purchase Warrant (the “Warrant”) to purchase ________ shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

C. The Note was issued as party of a series of similar promissory notes (collectively, the “2013 Notes” and the holders thereof, the “2013 Noteholders”), which Notes have, as of the Effective Date, an aggregate principal amount of $2,310,000 (the “Aggregate Principal”) and aggregate accrued interest of $554,400 (the “Aggregate Interest”);

D. As of the Effective Date, the Company’s assets include: (i) a deposit of $1.537,636 made in the real property asset known as in Cambridge Apartments in Gulfport, Mississippi (“Cambridge”), which deposit, with accrued interest, is $1,891,298 (the “Cambridge Deposit”) , it being acknowledged that Cambridge is owned by RS Cambridge Apartments, LLC, an entity controlled and partially owned by the Chairman, President and CEO of the Company (“RS Cambridge”); (ii) a $100,000 equity investment (the “Heron Equity”) in the Heron Walk Apartments in Jacksonville, Florida; (iii) a $400,000 of equity investment (“Bakken Equity”) in two properties in North Dakota (collectively, “Bakken”) that do not currently generate cash flow to the owner of Bakken as the lender is entitled to all cash flow until such time as the properties have long-term leases in excess of one year (which they presently do not have), and (iv) approximately $179,000 in cash.

E. The Note is currently past due, and as such, and taking into consideration the Company’s present assets, the Company and Holder desire to enter into this Amendment to amend certain terms of the Note and the Warrant as provided for herein.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, and pursuant to Section 10 of the Note and Section 11(a) of the Warrant, the Company and the Holder hereby agree to amend the Note and Warrant as follows:

1. PREAMBLE; DEFINED TERMS. The Company and the Holder agree that the preamble paragraphs to this Amendment constitute agreed upon and operative provisions of this Amendment. All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Note or the Warrant, as the case may be. In addition, as used herein, the term “Pro Rata Portion” means the Holder’s pro rata portion of the Aggregate Principal and Aggregate Interest determined by dividing, as the case may be: (i) the principal amount of the Note by the Aggregate Principal or (ii) the accrued interest under the Note as of the Effective Date by the Aggregate Interest.

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2. PRINCIPAL AND INTEREST CURRENTLY DUE. The Company and the Holder agree that the principal and interest due to Holder under the Note as of the Effective Date is $74,400.00, consisting of a principal amount of $_________ and accrued interest of $__________ (the “Accrued Interest”).

3. AMENDMENTS AND AGREEMENTS. The Note is hereby amended, and the Comp864any and the Holder hereby additionally agree, as follows:

(a) The third paragraph of the preamble to the Note is hereby amended and restated to (i) extend the Maturity Date of the Note by six months, from December 9, 2015 to June 9, 2016, and (ii) provide that, from the date of this Amendment, interest shall be paid on an amount less than the original principal amount of the Note as a result of the assignment of the Bakken Equity as provided for herein. Such paragraph is amended and restated in its entirety to read as follows:

“FOR VALUE RECEIVED, the Company promises to pay to ________________, the registered holder hereof, and such party’s successors and assigns (the “Holder”), the principal sum of $____________ (representing the Holder’s accrued principal and interest as of December 9, 2015) less: (i) $___________ (representing the Holders Pro Rata Portion (based on the Aggregate Principal) of the Bakken Equity and the Herron Equity) and $_________ (representing the Mandatory Conversion Amount) on or prior to June 9, 2016 (the “Maturity Date”) as provided hereunder and, following December 9, 2015, to pay interest to the Holder on such principal sum of this Note, at the rate of 12% per annum, which interest shall be payable on the Maturity Date and on any Conversion Date (as defined in Section 4) with respect to such principal amount then outstanding hereunder.”

(b) The Company and the Holder agree that, by no later than February 15, 2016, the Company will establish a new limited liability company (“Newco 1”) and assign to Newco 1 the Bakken Equity and the Heron Equity. The Holder will be given a Pro Rata Portion (based on the Aggregate Principal) of the equity in Newco 1, entitling the Holder to a Pro Rata Portion of all cash flows, profits and losses generated by Newco 1’s holdings of the Bakken Equity and the Heron Equity. The Holder agrees that the Holder shall have no voting, management, consent or approval rights whatsoever over the business or operations of Newco 1 (save as required by law), all such rights to be vested in the Company or its affiliates as the sole managing member of Newco 1. The Holder agrees to enter into a customary limited liability company operating agreement relating to Newco 1 to memorialize the foregoing.

(c) The Note is hereby amended to add the following new Section 1A relating to the Holder’s right to a partial prepayment of the Note and certain related rights:

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“1A. Mandatory Prepayment; Cambridge Newco.

(a) In the event that, prior to the Maturity Date, RS Cambridge sells Cambridge, thus generating a return of the Cambridge Deposit to the Company, the Company shall, within thirty (30) days of such sale, prepay, without penalty, a portion of the Note equal to the Holder’s Pro Rata Portion (based on the Aggregate Principal) of the Cambridge Deposit.

(b) The Company and the Holder agree that in the event (and only in the event) that RS Cambridge fails to close on the sale of Cambridge by the Maturity Date, the Company will establish a new limited liability company (“Cambridge Newco”) and assign to Cambridge Newco all right, title and interest in Cambridge. The Holder will be given a Pro Rata Portion (based on the Aggregate Principal) of the equity in Cambridge Newco, entitling the holder to a pro rata portion of all cash flows, profits and losses generated by Cambridge Newco’s holdings of Cambridge, subject to the existing $9.5 million first priority secured mortgage interest in Cambridge. Following the granting of the equity in Cambridge Newco to the Holder, all principal and interest under the Note (taking into effect the Mandatory Conversion and the Holder’s interest in Newco 1) shall be deemed fully paid and satisfied. The Holder agrees that the Holder shall have no voting, management, consent or approval rights whatsoever over the business or operations of Cambridge Newco (save as required by law), all such rights to be vested in the Company or its affiliates as the sole managing member of Cambridge Newco. The Holder agrees to enter into a customary limited liability company operating agreement relating to Cambridge Newco to memorialize the foregoing.”

(d) A new section (d) will be added to Section 3 of the Note to provide for the Mandatory Conversion (as defined below), that will take place effective as of the Effective Date. Such new Section 3(d) shall read as follows:

“(d) Mandatory Conversion of Interest as of December 9, 2015. $__________ (the “Mandatory Conversion Amount”) of the Accrued Interest as of December 9, 2015 (the “Conversion Date”), will be converted as of the Conversion Date into shares of Common Stock (the “Mandatory Conversion”). The number of shares of Common Stock to be issued upon the Mandatory Conversion shall equal _________ shares, derived by dividing (1) the Mandatory Conversion Amount by (2) $0.10.”

4. AMENDMENTS TO WARRANT. The Company and the Holder hereby amend the Warrant as follows:

(a) The Exercise Price is hereby amended to be $0.50 per Warrant Share.

(b) The Expiration Time is hereby amended to be 5:00 p.m., New York time, on December 9, 2020.

5. miscellanous.

(a) No Further Amendment. Except for the amendments to the Note and the Warrant set forth and referred to in this Amendment, the Note and the Warrant shall remain unchanged and in full force and effect. To the extent of any inconsistency between the terms of the Note or the Warrant, as the case may be, and this Amendment, the terms of this Amendment shall govern.

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(b) No Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(c) No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(d) Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature delivered by fax or e-mail/.pdf transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature, and deliver by such means shall be due deliver hereof.

(e) Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Amendment to be duly executed as of the date first written above.

COMPANY:

REALSOURCE RESIDENTIAL, INC.

By:
Name:	V. Kelly Randall
Title:	Chief Operating Officer

HOLDER:

By:
Name:
Title:

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